                     AMENDMENT TO PARTICIPATION AGREEMENT

   This Amendment to each of the Participation Agreements ("Agreement") currently in effect between DWS Variable Series I (the "Fund"), DWS Investments Distributors, Inc. (formerly, DWS Scudder Distributors, Inc.) (the "Underwriter"), Deutsche Investment Management Americas Inc. (the "Adviser"), and Metropolitan Life Insurance Company, MetLife Insurance Company of Connecticut and MetLife Investors USA Insurance Company (collectively, the "Company"), respectively, is effective the 30th day of April 2010. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the respective Agreements.

   WHEREAS, the Fund and the Company agree to distribute the prospectuses of the Portfolios of the Fund pursuant to Rule 498 of the Securities Act of 1933 ("Rule 498"); and

   WHEREAS, the parties desire to set out the roles and responsibilities for complying with Rule 498 and other applicable laws.

   NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

    1. For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

    2. The Fund or its designee shall provide the Company, upon request, with copies of the Summary Prospectuses and any Supplements thereto in the same manner and at the same times as the Participation Agreement requires that the Fund provide the Company with Statutory Prospectuses.

    3. The Fund and the Adviser each represents and warrants that the Summary Prospectuses and the hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its Portfolios. The Fund further represents and warrants that it has appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

    4. The Fund and the Adviser each agrees that the URL indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting Summary Prospectuses, that such web page will contain the current Fund documents required to be posted in compliance with Rule
       498. The Fund shall use its best efforts to promptly notify the Company of any unexpected interruptions in the availability of this web page that is in violation of Rule 498.

    5. The Fund and the Adviser represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional Fund documents made directly to the Fund, the Adviser or one of their affiliates. The Fund and the Adviser further represent and warrant that any information obtained about contract owners will be used solely for the purposes of responding to requests for additional Fund documents.

    6. The Company represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(I) involving contract owner requests for additional Fund documents made directly to the Company or one of its affiliates.

    7. Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

    8. At the Company's request, the Fund and the Adviser will provide the Company with URLs to the Fund's current documents for use with the Company's electronic delivery of fund documents or on the Company's website. The Fund and the Adviser will be responsible for ensuring the integrity of the URLs and for maintaining the Fund's current documents on the site to which such URLs originally navigate.

    9. The Fund and the Adviser represent and warrant that they will use commercially reasonable efforts to employ procedures consistent with industry practices designed to reduce exposure to viruses.

    10.If the Fund determines that it will end its use of the Summary
       Prospectus delivery option, the Fund and the Adviser will use its best efforts to provide the Company with at least 60 days' advance notice of its intent.

    11.The parties agree that all other provisions of the Participation
       Agreement, including the Indemnification provisions, will apply to the terms of this Amendment as applicable.

    12.The parties agree that the Company is not required to distribute Summary
       Prospectuses to its contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give the Fund and the Adviser prompt and sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer.

DSW VARIABLE SERIES I

By:  /s/ John Millette
     -------------------------
Name: John Millette
Its: Secretary

DWS INVESTMENTS DISTRIBUTORS, INC.

By:  /s/ Ronald Cohen
     -------------------------
Name: Ronald Cohen
Its: Managing Director

DWS INVESTMENTS DISTRIBUTORS, INC.

By:  /s/ Michael Woods
     -------------------------
Name: Michael Woods
Its: CEO

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By:  /s/ Alban Miranda
     -------------------------
Name: Alban Miranda
Its: COO

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By:   /s/ John B. Ashley
      -------------------------
Name: John B. Ashley
Its:  Director

METROPOLITAN LIFE INSURANCE COMPANY

By:   /s/ Paul L. LeClair
      --------------------------
Name: Paul L. LeClair
Its:  Vice President and Actuary

METLIFE INSURANCE COMPANY OF CONNECTICUT

By:   /s/ Paul L. LeClair
      --------------------------
Name: Paul L. LeClair
Its:  Vice President and Actuary

METLIFE INVESTORS USA INSURANCE COMPANY

By:   /s/ Paul L. LeClair
      -------------------------
Name: Paul L. LeClair
Its:  Vice President

                     AMENDMENT TO PARTICIPATION AGREEMENT

   This Amendment to each of the Participation Agreements ("Agreement") currently in effect between DWS Variable Series II (the "Fund"), DWS Investments Distributors, Inc. (formerly, DWS Scudder Distributors, Inc.) (the "Underwriter"), Deutsche Investment Management Americas Inc. (the "Adviser"), and Metropolitan Life Insurance Company, MetLife Insurance Company of Connecticut and MetLife Investors USA Insurance Company (collectively, the "Company"), respectively, is effective the 30/th/ day of April 2010. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the respective Agreements.

   WHEREAS, the Fund and the Company agree to distribute the prospectuses of the Portfolios of the Fund pursuant to Rule 498 of the Securities Act of 1933 ("Rule 498"); and

   WHEREAS, the parties desire to set out the roles and responsibilities for complying with Rule 498 and other applicable laws.

   NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

    1. For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

    2. The Fund or its designee shall provide the Company, upon request, with copies of the Summary Prospectuses and any Supplements thereto in the same manner and at the same times as the Participation Agreement requires that the Fund provide the Company with Statutory Prospectuses.

    3. The Fund and the Adviser each represents and warrants that the Summary Prospectuses and the hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its Portfolios. The Fund further represents and warrants that it has appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

    4. The Fund and the Adviser each agrees that the URL indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting Summary Prospectuses, that such web page will contain the current Fund documents required to be posted in compliance with Rule
       498. The Fund shall use its best efforts to promptly notify the Company of any unexpected interruptions in the availability of this web page that is in violation of Rule 498.

    5. The Fund and the Adviser represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional Fund documents made directly to the Fund, the Adviser or one of their affiliates. The Fund and the Adviser further represent and warrant that any information obtained about contract owners will be used solely for the purposes of responding to requests for additional Fund documents.

    6. The Company represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional Fund documents made directly to the Company or one of its affiliates.

    7. Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

    8. At the Company's request, the Fund and the Adviser will provide the Company with URLs to the Fund's current documents for use with the Company's electronic delivery of fund documents or on the Company's website. The Fund and the Adviser will be responsible for ensuring the integrity of the URLs and for maintaining the Fund's current documents on the site to which such URLs originally navigate.

    9. The Fund and the Adviser represent and warrant that they will use commercially reasonable efforts to employ procedures consistent with industry practices designed to reduce exposure to viruses.

    10.If the Fund determines that it will end its use of the Summary
       Prospectus delivery option, the Fund and the Adviser will use its best efforts to provide the Company with at least 60 days' advance notice of its intent.

    11.The parties agree that all other provisions of the Participation
       Agreement, including the Indemnification provisions, will apply to the terms of this Amendment as applicable.

    12.The parties agree that the Company is not required to distribute Summary
       Prospectuses to its contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give the Fund and the Adviser prompt and sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer.

DSW VARIABLE SERIES II

By:   /s/ John Millette
      -------------------------
Name: John Millette
Its:  Secretary

DWS INVESTMENTS DISTRIBUTORS, INC.

By:   /s/ Ronald Cohen
      -------------------------
Name: Ronald Cohen
Its:  Managing Director

DWS INVESTMENTS DISTRIBUTORS, INC.

By:   /s/ Michael Woods
      -------------------------
Name: Michael Woods
Its:  CEO

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By:  /s/ Alban Miranda
     -------------------------
Name: Alban Miranda
Its: COO

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By:   /s/ John B. Ashley
      -------------------------
Name: John B. Ashley
Its:  Director

METROPOLITAN LIFE INSURANCE COMPANY

By:   /s/ Paul L. LeClair
      --------------------------
Name: Paul L. LeClair
Its:  Vice President and Actuary

METLIFE INSURANCE COMPANY OF CONNECTICUT

By:   /S/ Paul L. LeClair
      --------------------------
Name: Paul L. LeClair
Its:  Vice President and Actuary

METLIFE INVESTORS USA INSURANCE COMPANY

By:   /S/ Paul L. LeClair
      -------------------------
Name: Paul L. LeClair
Its:  Vice President